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                                                                      EXHIBIT 23

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 2000, in the Registration Statement on Form S-1 (Registration number 333-_____) and related Prospectus of VelocityHSI, Inc. for the distribution of a substantial portion of the outstanding shares of its common stock.


                                              /s/ Ernst & Young LLP

San Francisco, California
May 1, 2000